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Exhibit 6.2    1999 Stock Option and Incentive Plan





                           EXCALIBUR CONTRACTING, INC.




                      1999 STOCK OPTION AND INCENTIVE PLAN





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                                TABLE OF CONTENTS

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I.       PURPOSE......................................................................................3

II.      DEFINITIONS..................................................................................3

III.     EFFECTIVE DATE...............................................................................5

IV.      ADMINISTRATION...............................................................................5

V.       PARTICIPATION................................................................................6

         5.1      Eligibility.........................................................................6
         5.2      Ten-Percent Shareholders............................................................6
         5.3      Stock Ownership.....................................................................6
         5.4      Outstanding Stock...................................................................7

VI.      STOCK SUBJECT TO THE PLAN....................................................................7

VII.     OPTIONS......................................................................................7

         7.1      Stock Option Agreements.............................................................7
         7.2      Type and Number of Shares...........................................................7
         7.3      Exercise Price......................................................................7
         7.4      Medium and Time of Payment..........................................................7
         7.5      Term and Nontransferability of Options..............................................8
         7.6      Modification, Extension, and Renewal of Option......................................8
         7.7      Limitation on Grant of Incentive Stock Options......................................8
         7.8      Other Provisions....................................................................8
         7.9      Specific Awards Approved by the Shareholders........................................8

VIII.    RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS, AND BENEFICIARIES................................8

         8.1      Employee Status.....................................................................8
         8.2      No Employment Contract..............................................................8
         8.3      No Transferability..................................................................9
         8.4      Plan Not Funded.....................................................................9
         8.5      Adjustment Upon Recapitalizations and Corporate Changes.............................9
         8.6      Termination of Employment, Except by Death, Disability, or Retirement...............9
         8.7      Death of Participant...............................................................10
         8.8      Disability of Participant..........................................................10
         8.9      Retirement of Participant..........................................................10
         8.10     Rights as a Stockholder............................................................10
         8.11     Deferral of Payments...............................................................10
         8.12     Acceleration of Awards.............................................................10
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IX.      MISCELLANEOUS...............................................................................11

         9.1      Termination, Suspension and Amendment..............................................11
         9.2      No Fractional Shares...............................................................11
         9.3      Tax Withholding....................................................................11
         9.4      Restrictions on Elections Made by Participants.....................................12
         9.5      Limitations on the Corporation's Obligations.......................................12
         9.6      Compliance with Laws...............................................................12
         9.7      Governing Laws.....................................................................12
         9.8      Securities Law Requirements........................................................12
         9.9      Execution..........................................................................13
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                           EXCALIBUR CONTRACTING, INC.

                      1999 STOCK OPTION AND INCENTIVE PLAN

I.       PURPOSE

         The Plan is intended to provide incentive to key employees and directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Corporation, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the Corporation and its Subsidiaries, to attract new employees with outstanding qualifications, and to afford additional incentive to consultants, vendors, customers, and others to increase their efforts in providing significant services to the Corporation.

II.      DEFINITIONS

         2.1 "Award" shall mean an Option, which may be designated an Incentive Stock Option or a Nonstatutory Stock Option, in each case as granted pursuant to the Plan.

         2.2 "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing an Award.

         2.3 "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under the Plan in the event of a Participant's death.

         2.4 "Board" shall mean the Board of Directors of the Corporation.

         2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.6 "Committee" shall mean the committee, if any, appointed by the Board in accordance with Section 4 of the Plan, or the Board if no Committee has been appointed.

         2.7 "Common Stock" shall mean the Common Stock, $.001 par value, of the Corporation.

         2.8 "Corporation" shall mean Excalibur Contracting, Inc., a Florida corporation, and its Subsidiaries.

         2.9 "Disability" shall mean the condition of a Participant who is unable to perform his or her substantial and material job duties due to injury or sickness or such other condition as the Board or Committee may determine in its sole discretion and/or engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         2.10 "Effective Date" shall mean the date that the Plan was adopted by the shareholders of the Company.

         2.11 "Eligible Employee" shall mean an individual who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Corporation. Additionally for purposes of this Plan, a Participant who is a director or a consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary shall be deemed to be an Eligible Employee, and service as a director, consultant, vendor, customer, or other provider of significant services to the Corporation or a


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Subsidiary shall be deemed to be employment, except that no Incentive Stock
Option may be granted to a non-employee director or non-employee consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary.

         2.12 "Event" shall mean any of the following:

               (a) Any person or entity (or group of affiliated persons or entities) acquires in one or more transactions, whether before or after the effective date of the Plan, ownership of more than 50% of the outstanding shares of stock entitled to vote in the election of directors of the Corporation; or

               (b) The dissolution or liquidation of the Corporation or a reorganization, merger or consolidation of the Corporation with one or more entities, as a result of which the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation as an entirety to another entity.

         For purposes of this definition, ownership does not include ownership
(i) by a person owning such shares merely of record (such as a member of a securities exchange, a nominee or a securities depository system), (ii) by a person as a bona fide pledgee of shares prior to a default and determination to exercise powers as an owner of the shares, (iii) by a person who is not required to file statements on Schedule 13D by virtue of Rule 13d-1(b), or (iv) by a person who owns or holds shares as an underwriter acquired in connection with an underwritten offering pending and for purposes of resale.

         2.13 "Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

         2.14 "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Award may be exercised.

         2.15 "Fair Market Value" shall mean the value of one Share of Common Stock, determined as follows:

               (i) If the Shares are traded oil an exchange, the price at which Shares traded at the close of business on the date of valuation; or

               (ii) If the Shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; or

               (iii) If neither (i) nor (ii) above applies, the fair market value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

         2.16 "Incentive Stock Option' shall mean an option described in Section 422A(b) of the Code.

         2.17 "Nonstatutory Stock Option" shall mean an option not described in
Section 422(b), 422A(b), 423(b) or 424(b) of the Code.

         2.18 "Option" shall mean either an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

         2.19 "Participant" shall mean Eligible Employee who has received an Award under the Plan.


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         2.20 "Plan" shall mean the EXCALIBUR CONTRACTING, INC. 1999 Stock
Option and Incentive Plan, as it may be amended from time to time.

         2.21 "Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Award is exercised.

         2.22 "Restricted Stock Awards" shall mean any Award of shares of Common Stock that may be subject to certain restrictions and to a risk of forfeiture.

         2.23 "Retirement" shall mean the voluntary termination of employment by an Employee upon the attainment of age 65 and the completion of not less than 20 years of service with the Corporation or a Subsidiary.

         2.24 "Rule 16b" shall mean Rule 16b of the Securities and Exchange Act of 1934.

         2.25 "Share" shall mean one share of Common Stock, adjusted in accordance with Section 8.5 of the Plan (if applicable).

         2.26 "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         2.27 "Stock Appreciation Right" shall mean the right granted to a Participant to be paid an amount measured by the appreciation in the Fair Market Value of the Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Common Stock, or property as specified in the Award or determined by the Board or the Committee.

         2.28 "Stock Option Agreements" shall mean an Award Agreement granting Options under the Plan.

         2.29 "Stock Purchase Agreement" shall mean an agreement to exercise Options under the Plan.

         2.30 "Subsidiary" shall mean any corporation at least 50% of the total combined voting power of which is owned by the Corporation or by another Subsidiary.

         2.31 "Tax Date" shall have the meaning set forth in Section 9.3 hereof.

III.     EFFECTIVE DATE

         The Plan was adopted by the Board May 6, 1999, subject to the approval by the Corporation's shareholders. The Plan is being submitted for shareholder approval pursuant to a shareholder's action without a meeting in which holders of a majority of the shares of Common Stock must approve of the adoption of the Plan pursuant to the Corporations Bylaws and Florida Corporate Law. The effective date of the Plan shall be May 6, 1999 (the "Effective Date"), provided that the Plan receives shareholder approval.

IV.      ADMINISTRATION

         The Plan shall be administered by the Board in compliance with Rule 16b-3, or by a Committee appointed by the Board, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3, and which shall consist of not less than two members. The Board shall appoint one of the members of the Committee, if there be one, as Chairman of the Committee. If a Committee has been


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appointed, the Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Board, or the Committee if there be one, shall from time to time at its discretion select the Eligible Employees and consultants who are to be granted Awards, determine the number of Shares to be applicable to such Award, and designate any Options as Incentive Stock Options or Nonstatutory Stock Options, except that no Incentive Stock Option may be granted to a non-employee director or a non-employee consultant. A member of the Board or a Committee member shall in no event participate in any determination relating to Awards held by or to be granted to such Board or Committee member; however, a member of the Board or a Committee member shall be entitled to receive Awards which are duly approved in accordance with the provisions of Rule 16b-3. The interpretation and construction by the Board, or by the Committee if there be one, of any provision of the Plan or of any Award granted thereunder shall be final. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder. In addition to any right of indemnification provided by the Articles of Incorporation or Bylaws of the Corporation, such person shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with any claim, suit, action or proceeding to which he may be a party by reason of any action or omission under the Plan.

V.       PARTICIPATION

         5.1 Eligibility. Subject to the terms and conditions of Section 5.2 below, the Participants shall be such persons as the shareholders may approve or as the Board or the Committee may select from among the following classes of persons: (i) Employees of the Corporation or of a Subsidiary (who may be officers, whether or not they are directors); and (ii) Consultants, vendors, customers, and others expected to provide significant services to the Corporation or a Subsidiary.

         For purposes of this Plan, a Participant who is a director or a consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary shall be deemed to be an Eligible Employee, and service as a director, consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary shall be deemed to be employment, except t ha t no Incentive Stock Option may be granted to a non-employee director or non-employee consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary, and except that no Nonstatutory Stock Option may be granted to a non-employee director or non-employee consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary other than upon a vote of a majority of disinterested directors finding that the value of the services rendered or to be rendered to the Corporation or a Subsidiary by such non-employee director or non-employee consultant, vendor, customer, or other provider of services is at least equal to the value of the Awards granted.

         5.2 Ten-Percent Shareholders. An Eligible Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Award for an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Award is at least 110% of the Fair Market Value of such Shares on the date of grant; and (ii) such Award by its terms is not exercisable after the expiration of 5 years from the date of grant.

         5.3 Stock Ownership. For purposes of Section 5.2 above, in determining stock ownership an Eligible Employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its


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shareholders, partners, or beneficiaries. Stock with respect to which such
Eligible Employee holds an Award shall not be counted.

         5.4 Outstanding Stock. For purposes of Section 5.2 above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Award to the Participant. "Outstanding stock" shall not include shares authorized for issue under outstanding Options or Purchase Rights held by the Participant or by any other person.

VI.      STOCK SUBJECT TO THE PLAN

         The stock subject to Awards granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued as Awards or upon exercise of Awards under the Plan shall not exceed 2,500,000 shares. The number of Shares subject to unexercised Options (plus the number of Shares previously issued under the Plan) shall not at any time exceed the number of Shares available for issuance under the Plan. In the event that any unexercised Option, or any portion thereof, for any reason expires or is terminated, the unexercised or unvested Shares allocable to such Option may again be made subject to any Award. Any Shares withheld by the Corporation pursuant to Section 9.3 shall not be deemed to be issued. The number of withheld Shares shall be deducted from the applicable Award and shall not entitle the Participant to receive additional Shares. The limitations established by this Article VI shall be subject to adjustment in the manner provided in Section 8.5 hereof upon the occurrence of an event specified therein.

VII.     OPTIONS

         7.1 Stock Option Agreements. Options shall be evidenced by written Stock Option Agreements in such form as the Board or the Committee shall from time to time determine. Such agreements shall comply with and be subject to the terms and conditions set forth below.

         7.2 Type and Number of Shares. Each Option shall state the type of Award and the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 8.5 hereof.

         7.3 Exercise Price. Each Option shall state the Exercise Price thereof. The Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and, in the case of any Option granted to an Optionee described in Section 5.2 hereof, shall not be less than 110% of the Fair Market Value on the date of grant. The Exercise Price in the case of any Nonstatutory Stock Option shall not be less than 85% of the Fair Market Value on the date of grant.

         7.4 Medium and Time of Payment. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Stock Option Agreement so provides the Purchase Price may be paid (i) by the surrender of Shares in good form for transfer, owned by the Participant and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price, (ii) by cancellation of indebtedness owed by the Corporation to the Participant, (iii) with a full recourse promissory note executed by the Participant, or (iv) any combination of the foregoing. The interest rate and other terms and conditions of such note shall be determined by the Board Of Directors. The Board of Directors may require that the Participant pledge his or her Shares to the Corporation for the purpose of securing the payment of Such note. In no event shall the stock certificate(s) representing such Shares be released to the Participant until such note is paid in full.




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         7.5 Term and Nontransferability of Options. Each Option shall state the time or times which all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of five years from the date it was granted. During the lifetime of the Participant, the Option shall be exercisable only by the Participant and shall not be assignable or transferable. In the event of the Participant's death, the Option shall not be transferable by the Participant other than by will or the laws of descent and distribution.

         7.6 Modification, Extension, and Renewal of Option. Within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted.

         7.7 Limitation on Grant of Incentive Stock Options. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Participant for the first time during any calendar year (under this Plan and all other Plans maintained by the Corporation, its parent, or its Subsidiaries) shall not exceed $100,000. The Board or Committee may, however, with the Participant's consent authorize an amendment to the Incentive Stock Option which renders it a Nonstatutory Stock Option.

         7.8 Other Provisions. The Stock Option Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Board of Directors shall deem advisable.

         7.9 Specific Awards Approved by the Shareholders. Subject to shareholder approval and pursuant to the Board of Director's approval January 4, 1999, the individuals whose names are set forth in Exhibit "A,' a copy of which is attached hereto and incorporated herein by this reference, shall be deemed granted Nonstatutory Stock Options as of the Effective Date, in the amounts and for the exercise price specified by the Board of Directors, all in accordance with the provisions set forth in this Article VII of the Plan. The provisions of this Section 7.9 shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, and are intended to be construed in accordance with the provisions pertaining to "formula awards" under Paragraph (c)(2)(ii) of Rule 16b-3.

VIII.    RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS, AND BENEFICIARIES

         8.1 Employee Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to an Eligible Employee or to Eligible Employees generally.

         8.2 No Employment Contract. Nothing contained in the Plan (or in the Award Agreements or in any other documents related to the Plan or to Awards) shall confer upon any Eligible Employee or any Participant any right to continue in the employ of the Corporation or constitute any contract or agreement of employment, or interfere in any way with the right of the Corporation to reduce such person's compensation or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in the Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. Nothing contained in the Plan (or in the Award Agreements or in any other documents related to the Plan or the Awards) shall confer upon any director of the Corporation any right to continue as a director of the Corporation.


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         8.3 No Transferability. Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to or registered only in the name of, the Participant or, in the event of the Participant's death, to the Participant's Beneficiary or, in the event of the Participant's Disability, to the Participant's Personal Representative or, if there is none, to the Participant. Other than by will or the laws of descent and distribution, no right or benefit under the Plan or any Award, including, without limitation, any Option or share of Restricted Stock that has not vested, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge and any such attempted action shall be void and no such right or benefit shall be, in any manner, liable for, or subject to, debts, contract, liabilities, engagements, or torts of any Eligible Employee, Participant, or Beneficiary, in any case except as may otherwise be expressly required by applicable law. The Board or the Committee shall disregard any attempt at transfer, assignment, or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Board or the Committee may authorize exercise by or transfers or payments to a third party in a specific case or more generally; provided, however, with respect to any option or similar right (including any Stock Appreciation Right), such discretion may only be exercised to the extent that applicable rules under
Section 16 of the Exchange Act would so permit without disqualifying the Plan from certain benefits thereunder.

         8.4 Plan Not Funded. No Participant, Beneficiary, or other person shall have any right, title, or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation by reason of any Award granted hereunder. There shall be no funding of any benefits which may become payable hereunder. Neither the provisions of the Plan (or of any documents related hereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary, or other person. To the extent that a Participant, a Beneficiary, or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation. Awards payable under the Plan shall be paid in shares of Common Stock or from the general assets of the Corporation, and no special or separate fund or deposit shall be established and no segregation of assets or shares shall be made to assure payment of such Awards.

         8.5 Adjustment Upon Recapitalizations and Corporate Changes. If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation, or if the outstanding shares of the Common Stock are increased, decreased, exchanged for, or otherwise changed, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Corporation is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares of other consideration that is subject to or may be delivered under the Plan and pursuant to outstanding Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, to be paid in connection with Restricted Stock Awards shall also be made as appropriate. Corresponding adjustments shall be made with respect to Stock Appreciation Rights related to Options to which they are related. In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interest of any Participant and the Corporation in order to preserve for the Participant the benefits of an Award.

         8.6 Termination of Employment, Except by Death, Disability, or Retirement. If a Participant ceases to be an Employee for any reason other than his or her death, Disability or Retirement, such Participant shall have the right, subject to the restrictions of Section 8.3 above, to exercise any Award at


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


any time within three months after termination of employment, but only to the extent that, at the date of termination of employment, the Participant's right to exercise such Award had accrued pursuant to the terms of the applicable agreement and had not previously been exercised; provided, however, that if the Participant was terminated for cause (as defined in the applicable agreement), any Award not exercised in full prior to such termination shall be canceled. For this purpose, the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence (to be determined in the sole discretion of the Board or the Committee). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the 90th day after the Participant's reemployment rights are guaranteed by statute or by contract.

         8.7 Death of Participant. If a Participant dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised the Award under this Section 8.7, and has not fully exercised the Award, then the Award may be exercised in full at any time within 12 months after the Participant's death (but not later than the date of termination fixed in the applicable agreement), by the executors or administrators of his or her estate or by any person or persons who have acquired the Award directly from the Participant by bequest or inheritance, but only to the extent that, at the date of death, the Participant's right to exercise such Award had accrued and had not been forfeited pursuant to the terms of the applicable agreement and had not previously been exercised.

         8.8 Disability of Participant. If a Participant ceases to be an Employee by reason of Disability, such Participant shall have the right to exercise the Award at any time within 12 months after termination of employment (but not later than the termination date fixed in the applicable Agreement), but only to the extent that, at the date of termination of employment, the Participant's right to exercise such Award had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised.

         8.9 Retirement of Participant. If a Participant ceases to be an Employee by reason of Retirement, such Participant shall have the right to exercise the Award at any time within three months after termination of employment (but not later than the termination date fixed in the applicable Award Agreement), but only to the extent that, at the date of termination of employment, the Participant's right to exercise such Award had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised.

         8.10 Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by his or her Award until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8.5 hereof.

         8.11 Deferral of Payments. The Board or the Committee may approve the deferral of any payments that may become due under the Plan. Such deferrals shall be subject to any conditions, restrictions, or requirements as the Board or the Committee may determine.

         8.12 Acceleration of Awards. Immediately prior to the occurrence of an Event, (i) each Option and Stock Appreciation Right under the Plan shall become exercisable in full; (ii) Restricted Stock delivered under the Plan shall immediately vest free of restrictions; and (iii) each other Award outstanding under the Plan shall be fully vested or exercisable, unless, prior to the Event, the Board or the Committee otherwise determines that there shall be no such acceleration or vesting of an Award or otherwise determines those Awards which shall be accelerated or vested and to the extent to which they shall be accelerated or vested, or that an Award shall terminate, or unless in connection with such Event the Board provides (A) for the assumption of such Awards theretofore granted; or (B) for the substitution


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for such Awards of new awards covering securities or obligations (or any combination thereof) of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices; or (C) for the payment of the fair market value of the then outstanding Awards. In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interest of the Participant and the Corporation in order to preserve for the Participant the benefits of an Award. For purposes of this Section 8.12 only, Board shall mean the Board of Directors of the Corporation as constituted immediately prior to the Event. In addition, the Board may in its sole discretion accelerate the exercisability or vesting of any or all Awards outstanding under the Plan in circumstances under which the Board or the Committee determines such acceleration appropriate.

IX.      MISCELLANEOUS

         9.1 Termination, Suspension and Amendment. The Board or the Committee may, at any time, suspend, amend, modify, or terminate the Plan (or any part thereof) and may, with the consent of a Participant, authorize such modifications of the terms and conditions of such Participant's Award as it shall deem advisable; provided that, except as permitted under the provisions of
Section 8.5 hereof, no amendment or modification of the Plan may be adopted without approval by a majority of the outstanding shares of Common Stock pursuant to a shareholder's action taken without a meeting or by a majority of the shares of the Common Stock represented (in person or by proxy) at a meeting of stockholders at which a quorum is present and entitled to vote thereat, if such amendment or modification would:

               (i) materially increase the benefits accruing to Participants under the Plan or materially increase the aggregate number of shares which may be delivered pursuant to Awards granted under the Plan if such action would require the approval of the Company's shareholders pursuant to Rule 16b-3 under the Exchange Act or any successor provision; or

               (ii) materially modify the requirements of eligibility for participation in the Plan.

         Neither adoption of the Plan nor the provisions hereof shall limit the authority of the Board to adopt other Plans or to authorize other payments of compensation and benefits under applicable law. No Awards under the Plan may be granted or amended during any suspension of the Plan or after its termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations pertaining to any Awards granted under the Plan prior to such amendment, suspension, or termination.

         9.2 No Fractional Shares. No Award or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

         9.3 Tax Withholding. As required by law, federal, state, or local taxes that are subject to the withholding of tax at the source shall be withheld by the Corporation as necessary to satisfy such requirements. The Corporation is entitled to require deduction from other compensation payable to each Participant or, in the alternative: (i) the Corporation may require the Participant to advance such sums; or (ii) if a Participant elects, the Corporation may withhold (or require the return of) Shares having the Fair Market Value equal to the sums required to be withheld. If the Participant elects to advance such sums directly, written notice of that election shall be delivered prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Corporation, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the exercise date. If the Participant elects to have the Corporation withhold Shares (or be entitled to the return of Shares) having a Fair Market Value equal to the sums required to be withheld, the value of the Shares to be withheld (or returned)will be

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equal to the Fair Market Value on the date the amount of tax to be withheld (or subject to return) is to be determined (the "Tax Date").

         9.4 Restrictions on Elections Made by Participants. Elections by Participants to have Shares withheld (or subject to return) for this purpose will be subject to the following restrictions' (i) the election must be made prior to the Tax Date; (ii) the election must be irrevocable; (iii) the election will be subject to the Board's disapproval; and (iv) if the Participant is an "officer" within the meaning of Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Board or the Committee may impose in an effort to secure the benefits of any regulations thereunder.

         9.5 Limitations on the Corporation's Obligations. The Corporation shall not be obligated to issue shares and/or distribute cash to the Participant upon any Award exercise until such payment has been received or Shares have been withheld, unless withholding (or offset against a cash payment) as of or prior to the exercise date is sufficient to cover all such sums due or which may be due with respect to such exercise. In addition, the Board or the Committee may grant to a Participant a cash bonus in any amount required by federal, state, or local tax law to be withheld with respect to an Award.

         9.6 Compliance with Laws. The Plan, the granting of Awards under the Plan, the Stock Option Agreements and Stock Purchase Agreements and the delivery of Options, Shares, and Awards (and/or the payment of money or Common Stock) pursuant thereto and the extension of any loans hereunder are subject to such additional requirements as the Board or the Committee may impose to assure or facilitate compliance with all applicable federal and state laws, rules and regulations (including, without limitation, securities laws and margin requirements) and to such approvals by any regulatory or governmental agency which may be necessary or advisable in connection therewith. In connection with the administration of the Plan or the grant of any Award, the Board or the Committee may impose such further limitations or conditions as in its opinion may be required or advisable to satisfy, or secure the benefits of, applicable regulatory requirements (including those rules promulgated under Section 16 of the Exchange Act or those rules that facilitate exemption from or compliance with the Securities Act or the Exchange Act), the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares.

         9.7 Governing Laws. The Plan and all Awards granted under the Plan and the documents evidencing Awards shall be governed by, and construed in accordance with, the laws of the State of Florida as the Corporation's principle place of business.

         9.8 Securities Law Requirements.

               (a) Legality of Issuance. The issuance of any Shares upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

               (i) the Corporation and the Participant shall have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and to qualify the Option and the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

               (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

               (iii) any other applicable provision of state or Federal law shall have been satisfied.


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


         (b) Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions on the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which required an investment representation or other representation, each Participant shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 9.6(b) shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

         THESE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. THESE SHARES OR ANY INTEREST HEREIN MAY NOT, BE OFFERED, SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

         (c) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to register or qualify the issuance of Awards and/or the sale of Shares under the Securities Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the issuance of Awards or the sale of Shares under the Plan to comply with any law.

         (d) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares issued under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

         9.9 Execution. To record the adoption of the Plan in the form set forth above by the Board effective as of January 25, 1999, the Corporation has caused this Plan to be executed in the name and on behalf of the Corporation where provided below by an officer of the Corporation thereunto duly authorized.

                                    EXCALIBUR CONTRACTING, INC.


                                    By:  /s/ Jeffrey L.Taylor
                                       ----------------------------------
                                         President

ATTEST:


/s/ Gregory V. Gibson
-------------------------------
Secretary






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